SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 3, 2011

ANOTEROS, INC.
 (Exact name of Company as specified in its charter)

Nevada	000-52561	88-0368849
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
24328 Vermont Ave. #300 Harbor City, CA 90710
(Address of principal executive offices)
Phone: (310) 997-2482
(Company’s Telephone Number)

Copy of all Communications to:
Carrillo Huettel, LLP
3033 Fifth Avenue, Suite 400
San Diego, CA 92103
Phone: 619.546.6100
Fax: 619.546.6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ANOTEROS, INC.
Form 8-K
Current Report

ITEM 1.01                       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The Private Labeled Agreement

On October 3, 2011, Anoteros, Inc., a Nevada Corporation (the “Company”), through its wholly-owned subsidiary, Antero Payment Solutions, Inc., a Nevada corporation (“Antero”) entered into a Private Labeled Agreement (the “PL Agreement”) with PayRoll Innovations, LLC, a Nevada corporation (“PayRoll”). Pursuant to the terms and conditions of the PL Agreement, PayRoll shall act as a non-exclusive independent sales representative to promote the Payroll Innovation Private Label Program in accordance with the terms and conditions set forth in the PL Agreement. The PL Agreement has an initial term of three year (3) years, and shall automatically renew for an additional three (3) year period or unless terminated by either party in accordance with the terms and conditions set forth therein.

The PL Agreement contains customary mutual confidentiality and indemnification provisions. The foregoing description of the PL Agreement is a summary and does not purport to be complete and is qualified in its entirety by reference to the full text thereof. A copy of the PL Agreement is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

10.1           Private Labeled Agreement between Antero Payment and PayRoll Innovations, LLC, dated October 3, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ANOTEROS, INC.
Date: October 4, 2011	By: /s/ Michael J. Sinnwell, Jr.
Michael J. Sinnwell, Jr.
President and Chief Executive Officer